Registration Statement No. 333-74988
================================================================================
     As filed with the Securities and Exchange Commission on February 13, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                            13-3949418
     (State or Other                                      (I.R.S. Employer
     Jurisdiction of                                   Identification Number)
     Incorporation or
      Organization)

                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 421-5333
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                Stuart J. Boesky
                      President and Chief Executive Officer
                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 421-5333

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                              --------------------

                                    copy to:
                             Mark Schonberger, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                               75 East 55th Street
                            New York, New York 10022
                                 (212) 318-6000

      Approximate date of commencement of proposed sale to public: As promptly as reasonably practical, after the effective date of this registration statement, to permit an orderly sale.
      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.


                 Preliminary Prospectus Dated February 13, 2002
                              Subject to Completion
                                  $400,000,000

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

                        --------------------------------

                    Common Shares of Beneficial Interest and
                     Preferred Shares of Beneficial Interest





         We are Charter Municipal Mortgage Acceptance Company, a business trust formed under the laws of the State of Delaware. This prospectus relates to the public offer and sale of our common and preferred shares of beneficial interest which we may offer from time to time in one or more series, with an aggregate public offering price of up to $400,000,000. Our shares may be offered, separately or together, in separate series and in amounts, at prices and on terms to be determined at the time of the offering of our shares.

         The specific terms of our shares in respect of which this prospectus is being delivered will be set forth in one or more supplements to this prospectus and will include, in the case of preferred shares, the number of preferred shares, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any public offering price, and in the case of common shares, the number of common shares and the terms of the offering and sale. The supplement to this prospectus will also contain information, where appropriate, about the risk factors and federal income tax considerations relating to, and any listing on a securities exchange of, our shares.

         Our shares may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth in the applicable supplement to this prospectus. See "Plan of Distribution". No shares may be sold without delivery of the applicable supplement to this prospectus describing the method of distribution and terms of such shares.

         Our common shares are traded on the American Stock Exchange under the symbol "CHC".


                        --------------------------------




         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                        --------------------------------



                   The date of this prospectus is _____, 2002

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----



OUR COMPANY....................................................................1

DESCRIPTION OF OUR SHARES......................................................2

USE OF PROCEEDS................................................................9

PLAN OF DISTRIBUTION...........................................................9

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS..........10

EXPERTS.......................................................................10

LEGAL MATTERS.................................................................10

WHERE YOU CAN FIND MORE INFORMATION...........................................11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. .............................11



NY/363902.4

                           FORWARD-LOOKING INFORMATION

         Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of our Company include, but are not limited to those set forth under the heading "Risk Factors" in any supplement to this prospectus. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein.


NY/363902.4

         Throughout this prospectus, the terms "Company," "we," "our" and "us," are all used in reference to Charter Municipal Mortgage Acceptance Company and our subsidiaries, except as the context otherwise requires. The term "Manager" refers collectively, to Charter Mac Corporation and Related Charter LP, and the term "Related Capital" refers to Related Capital Company. Lastly, the term "shares" is used in reference to our common and preferred shares of beneficial interest to which this prospectus, and any supplement thereto relates.


                                   OUR COMPANY

         We are Charter Municipal Mortgage Acceptance Company, a business trust formed under the laws of the State of Delaware. We commenced operations in October 1997 and invest primarily in affordable multifamily housing revenue bonds, a portion of which are participating bonds, and other investments that produce interest or distributions which are excluded from gross income for purposes of federal income taxation. A small portion of our investments is comprised of mortgage revenue bonds and other investments which produce taxable income. We refer to our investments in bonds as "revenue bonds." Substantially all of our investments are held indirectly through our subsidiaries. Our common shares trade on the American Stock Exchange under the symbol "CHC."

         We operate our day-to-day activities and select our investments utilizing the services and advice provided by our wholly-owned subsidiary, Charter Mac Corporation (which we refer to as "CM Corp.") and Related Charter LP, an affiliate of Related Capital Company. They provide these services pursuant to management agreements between (i) CM Corp. and/or Related Charter LP and us, and (ii) CM Corp. and each of our subsidiaries. For purposes of simplifying our description in this prospectus, we refer to CM Corp. and Related Charter LP collectively as our "Manager."

         Our Manager has subcontracted its obligations under the management agreements to Related Capital and use Related Capital's resources and real estate and investment expertise to advise us and provide us with services. The management team that provides us with investment advice has an average of 12 years of experience with our Manager and/or Related Capital and 20 years of experience in the real estate industry.

         We recently formed CM Corp. as a taxable subsidiary to help us to more efficiently manage our taxable business and to permit us to diversify our business lines to include, among other activities, providing mortgage origination and servicing to third parties and guaranteeing third party loans for a fee. CM Corp. will hold most of our taxable investments, conduct any fee-generating activities in which we may engage and provide management services to us.

         As a business trust, we are treated as a partnership for federal income tax purposes and, thus, are not subject to federal corporate income taxation. See "Risk Factors - Publicly traded partnership status" and "Federal Income Tax Considerations" in the supplement relating to this prospectus.

         Neither we nor the subsidiaries through which we conduct substantially all of our business are registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") and believe that we are not required to so register. If we were required to become registered, we would not be able to conduct our activities as we currently conduct them. We at all times intend to conduct our activities so as not to become regulated as an investment company under the Investment Company Act. Additional information regarding the risks associated with the failure to qualify for an exemption may be found in the applicable supplement to this prospectus.

         Investing in our shares involves various risks. In considering whether to purchase our shares, you should carefully consider the matters discussed under "Risk Factors" in the supplement relating to this prospectus.

         Our principal executive offices, as well as those of our Manager and Related Capital, are located at 625 Madison Avenue, New York, New York 10022. Our phone number is (212) 421-5333.

NY/363902.4

                            DESCRIPTION OF OUR SHARES

         The following description of our shares does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law, and to provisions of our trust agreement and bylaws, each as amended and restated, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Where you can find more information."

                                    Overview

         This prospectus relates to the offer and sale from time to time of common shares and/or preferred shares, which may be issued in one or more series, with an aggregate public offering price of up to $400,000,000, in amounts, at prices and on terms to be determined at the time of the offering.

         Our trust agreement authorizes our board of trustees to issue 50,000,000 shares of beneficial interest (common, preferred and otherwise), to classify or reclassify any unissued beneficial interests, to provide for the issuance of beneficial interests in other classes or series of securities, to establish the number of beneficial interests in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms.

         As of the date of this prospectus, our issued and outstanding shares of beneficial interest consist of common shares and Community Reinvestment Act preferred shares. One of our subsidiaries, Charter Mac Equity Issuer Trust, has also issued preferred equity. See "Description of our Outstanding Preferred Shares" below.

         Subject to the American Stock Exchange rules which require shareholder approval for certain issuances of securities, we may issue shares from time to time in one or more series, generally without shareholder approval, with such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are permitted by Delaware law and as established by our board of trustees.

         The following description sets forth certain general terms and provisions of our shares to which a supplement to this prospectus may relate. The particular terms of the shares being offered and the extent to which such general provisions may apply will be described in the applicable supplement to this prospectus relating to such shares. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares may differ from the terms set forth below, except those terms required by our trust agreement and bylaws. The statements below describing our shares are subject to and qualified by reference to the applicable provisions of our trust agreement and bylaws.

General Description of our Common Shares

         General. Unless otherwise provided for in the applicable supplement to this prospectus, our common shares have equal dividend, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Holders of our common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

                                       2
NY/363902.4

         Distributions. Subject to any preferential rights of any outstanding shares or series of shares, our common shareholders are entitled to receive distributions, when and as authorized by our board of trustees, out of legally available funds. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.

         Voting Rights. Our common shareholders have no right to participate in the control of our business. However, our common shareholders have been granted certain voting rights which are set forth in our trust agreement. Holders of our common shares, as a class, have the power to vote on all matters presented to our shareholders, except as otherwise provided by Delaware law. Pursuant to our trust agreement, our common shareholders are entitled to one vote per common share on all matters voted on by shareholders and, except as provided in our trust agreement in respect of any other class or series of beneficial interests, the holders of such common shares exclusively possess all voting power and have been granted the right to vote upon: (i) the election of our board of trustees,
(ii) our merger, consolidation or termination and dissolution, (iii) sale of all or substantially all of our assets and (iv) amendment of our trust agreement (except in certain limited circumstances), provided that provisions relating to the limitation of liability and indemnification may only be amended prospectively.

         Registrar and Transfer Agent. The registrar and transfer agent for our common shares will be set forth in the applicable supplement to this prospectus.

General Description of our Preferred Shares

         General. Subject to limitations prescribed by Delaware law and our trust agreement, our board of trustees is authorized to fix the number of shares constituting each series of preferred shares and the designations and terms, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, distributions, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our board of trustees or a duly authorized committee thereof. The preferred shares will, when issued, be fully paid and non assessable and, if so provided in a supplement to this prospectus, will have no preemptive rights. As of the date of this prospectus, the only preferred shares issued and outstanding are the preferred shares described below under the subheading "Description of our Outstanding Preferred Shares."

         Reference is made to any supplement to this prospectus relating to the preferred shares offered thereby for specific items, including:

               o    The title and stated value of such preferred shares;

               o The number of shares of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

               o The distribution rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

               o The date from which distributions on such preferred shares shall accumulate, if applicable;

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NY/363902.4

               o The procedures for any auction and remarketing, if any, for such preferred shares;

               o The provisions for a sinking fund, if any, for such preferred shares;

               o The provision for redemption, if applicable, of such preferred shares;

               o Any listing of such preferred shares on any securities exchange;

               o The terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

               o A discussion of federal income tax considerations applicable to such preferred shares;

               o The relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets for distributions to holders of shares ranking junior to the preferred shares as to distribution rights) and rights upon our liquidation or winding up of our affairs;

               o Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

               o Any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

         Rank. Unless otherwise indicated in the applicable supplement to this prospectus, our preferred shares rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

               o senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares;

               o on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and

               o junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares.

         Distributions. Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive distributions, when and as authorized by our board of trustees, out of legally available funds, and share pro rata based on the number of preferred shares,

                                       4
NY/363902.4
common shares and other parity equity securities outstanding. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.

         Voting Rights. Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred shares will not have any voting rights.

         Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to the preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred shares are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such of our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with the preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred shares and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If the liquidating distributions are made in full to all holders of preferred shares, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

         Conversion Rights. The terms and conditions, if any, upon which shares of any series of preferred shares are convertible into common shares will be set forth in the applicable supplement to this prospectus. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

         Redemption. If so provided in the applicable supplement to this prospectus, our preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

         Registrar and Transfer Agent. The registrar and transfer agent for our preferred shares will be set forth in the applicable supplement to this prospectus.

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NY/363902.4

Description of our Outstanding Preferred Shares

         Community Reinvestment Act Preferred Shares
         -------------------------------------------

         We have issued and may in the future issue series of preferred shares called Convertible Community Reinvestment Act Preferred Shares, also referred to as our "Convertible CRA Shares." We believe that an investment in our Convertible CRA Shares will enable banks and similar institutions to obtain positive consideration under the Community Reinvestment Act. The Community Reinvestment Act, enacted in 1977, encourages banks and similar institutions insured by the Federal Deposit Insurance Corporation to invest in projects that promote community development, particularly in low and moderate income neighborhoods. The Community Reinvestment Act does this by awarding such banks and similar institutions, "credits" based upon the amount of funds they invest in "qualifying" projects. Examples of qualifying projects include, among others, those investments that provide affordable housing for low or moderate income individuals, or fund activities that revitalize or stabilize low or moderate income areas. We invest in revenue bonds that fund these types of investments. We believe that an investment in our Company through our Convertible CRA Shares will qualify for credits under the Community Reinvestment Act. Each Convertible CRA shareholder may be entitled to an allocation of these credits based upon the aggregate amount of their investment in us, for Community Reinvestment Act purposes.

         Our Convertible CRA Shares rank on parity (pro rata based on the number of Convertible CRA Shares, common shares and other parity equity securities) with our common shares with respect to our distributions, our earnings and losses, and rights upon liquidation, dissolution or winding up, and junior to all equity securities issued by us whose terms specifically provide, other than with respect to allocation of CRA credits, that they rank senior to the Convertible CRA Shares. In this regard, in the event of (i) the payment of distributions payable in our common shares or securities convertible into our common shares, (ii) the issuance to all holders of our common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per common share, and (iii) all other distributions to the holders of our common shares or evidences of our indebtedness or our assets, our Convertible CRA shareholders will receive for each Convertible CRA Share held, the same payment, issuance or distribution payable for each common share held. For example, if we pay a distribution with respect to our common shares or to securities convertible into our common shares, and common shareholders are entitled to receive two common shares for each common share they hold, the Convertible CRA shareholders will also receive two common shares for each Convertible CRA Share they hold. In connection with the foregoing payments, issuances or distributions, we will take whatever actions we consider to be advisable in order that both our common and Convertible CRA shareholders will be treated the same for federal income tax purposes.

         We have completed two offerings of Convertible CRA Shares, raising net proceeds of approximately $35 million. These Convertible CRA Shares are convertible into our common shares at two different conversion rates of .9217 under the first offering and .9678 under the second offering. As of September 30, 2001, we had 1,882,364 Convertible CRA Shares outstanding, which are convertible into 1,764,663 common shares.

         Charter Mac Equity Issuer Trust--Preferred Shares
         -------------------------------------------------

         Series A Shares. One of our subsidiaries, Charter Mac Equity Issuer Trust, which we refer to as the Equity Trust, previously completed three preferred equity offerings in which it issued (i) 45 Series A Cumulative Preferred Shares, (ii) 48 Series A-1 Cumulative Preferred Shares and (iii) 62 Series A-2 Cumulative Preferred Shares. We collectively refer to the Series A Cumulative Preferred Shares, Series A-1 Cumulative Preferred Shares and Series A-2 Cumulative Preferred Shares as the "Series A Shares."

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The Equity Trust was organized to create a vehicle which generates 100%
tax-exempt income that would be attractive to institutional investors.

         The Series A Shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Equity Trust, senior to all classes or series of common shares of the Equity Trust, and senior to the Equity Trust's Series B Shares (as described below under "--Series B Shares"). We own all of the common shares of the Equity Trust.

         The Series A, Series A-1 and Series A-2 Cumulative Preferred Shares have annual preferred dividend rates of 6.625%, 7.100% and 6.300%, respectively through June 30, 2009, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, upon the declaration by the Equity Trust's board of trustees, but only to the extent of the Equity Trust's tax-exempt income, net of expenses, for the particular quarter. The Series A Shares are subject to mandatory tender by their holders for remarketing and purchase on June 30, 2009 and each remarketing date thereafter at a price equal to $2,000,000 per Series A Preferred Share and $500,000 per Series A-1 and Series A-2 Cumulative Preferred Share plus, to the extent of the Equity Trust's quarterly net income, an amount equal to all distributions accrued but unpaid on the Series A Shares.

         Holders of the Series A Shares may elect to retain their Series A Shares upon a remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. Each holder of the Series A Shares will be required to tender its Series A Shares to the Equity Trust for mandatory repurchase on June 30, 2049, unless the Equity Trust decides to remarket our shares on such date. The Equity Trust may not redeem the Series A Shares before June 30, 2009. After that date, all or a portion of the Series A Shares may be redeemed. The Series A Shares are not convertible into common shares of the Equity Trust.

         Series B Shares. The Equity Trust also completed two preferred equity offerings in which it issued (i) 110 Series B Subordinate Cumulative Preferred Shares and (ii) 37 Series B-1 Subordinate Cumulative Preferred Shares. We collectively refer to the Series B Subordinate Cumulative Preferred Shares and Series B-1 Subordinate Cumulative Preferred Shares as the "Series B Shares."

         The Series B Shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding-up of the Equity Trust, senior to all classes or series of common shares of the Equity Trust, and junior to the Equity Trust's Series A Shares.

         The Series B and Series B-1 Subordinate Cumulative Preferred Shares have an annual preferred dividend rate of 7.600% and 6.800%, respectively through November 30, 2010 payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year upon the declaration by the Equity Trust's board of trustees, but only to the extent of the Equity Trust's tax-exempt income, net of expenses, for the particular quarter. The Series B Shares are subject to mandatory tender by their holders for remarketing and purchase on November 30, 2010 and each remarketing date thereafter at a price equal to the $500,000 per Series B Share plus, to the extent of the Equity Trust's quarterly net income, an amount equal to all distributions accrued but unpaid on the Series B Shares.

         Holders of the Series B Shares may elect to retain their Series B Shares upon a remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. Each holder of the Series B Shares will be required to tender its Series B Shares to the Equity Trust for mandatory repurchase on November 30, 2050, unless the Equity Trust decides to remarket the shares on such date. The Equity Trust may not redeem the Series B Shares before November 30, 2010. After that

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date, all or a portion of the Series B Shares may be redeemed. The Series B
Shares are not convertible into common shares of the Equity Trust.

         Covenants with respect to the Equity Trust Preferred Shares. The Equity Trust is subject to, among others, the following covenants with respect to the Series A Shares and the Series B Shares, which we collectively refer to as the "Equity Trust Preferred Shares:"

         Tax-exempt interest and distributions. The Equity Trust may only acquire new investments that it reasonably believes will generate interest and distributions excludible from gross income for federal income tax purposes. The Equity Trust will dispose of any investment the interest on which becomes includible in gross income for federal income tax purposes, for any reason, as soon as commercially practicable.

         Leverage. The Equity Trust will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any obligation except if (i) the Equity Trust is not in default under its trust agreement, (ii) the Equity Trust has paid or declared and set aside for payment all accrued and unpaid distributions on the Equity Trust Preferred Shares, and (iii) after giving effect to the incurrence of the obligation, the leverage ratio is less than .6 to 1.0.

         Failure to pay distributions. If the Equity Trust has not paid in full six consecutive quarterly distributions on the Equity Trust Preferred Shares, the Equity Trust is required to reconstitute its board of trustees so that a majority of the board of trustees consists of trustees who are independent with respect to the Equity Trust, us, our Manager or Related Capital.

         Allocation of taxable interest income and market discount. The Equity Trust will specially allocate taxable interest income and market discount that is taxable as ordinary income to us. Market discount, if any, may arise where the Equity Trust acquires a bond other than upon its original issuance for less than its stated redemption price at maturity and the difference is greater than a de minimis amount (generally 1/4 of 1% of a bond's stated redemption price at maturity multiplied by the number of complete years to maturity).

         Limitation on issuance of preferred equity interests. The Equity Trust may not issue preferred equity interests that are senior to the Series A Shares without the consent of a majority of the holders of the Series A Shares. The Equity Trust may not issue any preferred equity interests that are equal in rank to the Equity Trust Preferred Shares unless certain conditions are met, including that the amount of such preferred equity interests is limited, the Equity Trust has paid or declared and set aside for payment all accrued and unpaid distributions on the Equity Trust Preferred Shares to holders, and there is no default or event of default under the Equity Trust's trust agreement.



                                       8
NY/363902.4

                                 USE OF PROCEEDS

         Unless otherwise described in a supplement to this prospectus, we expect to use the net proceeds of the sale of our shares primarily to acquire additional revenue bonds and other investments, in each case, as described in detail in the prospectus supplement depending upon the circumstances at the time of the related offering, and for other general trust purposes. Any specific allocation of the net proceeds of an offering of shares to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

                              PLAN OF DISTRIBUTION

         We may sell our shares in or outside the United States to or through underwriters or dealers, through agents or directly to other purchasers. The applicable supplement to this prospectus with respect to our shares, will set forth the terms of the offering of our shares, including the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriter compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

         Our shares may be sold directly by us or through agents designated by us from time to time at fixed prices, which may be changed, or at varying prices determined at the time of a sale of our shares. Any agent involved in the offer or sale of our shares will be named, and any commissions payable by us to such agent will be set forth, in the supplement to this prospectus relating thereto.

         In connection with the sale of our shares, underwriters or agents may receive compensation from us or from purchasers of our shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our shares may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of our shares they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our shares will be subject to conditions precedent and the underwriters will be obligated to purchase all our shares if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Any common shares sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the American Stock Exchange.

         Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our shares may be entitled to indemnification by us against and contribution toward certain liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.


                                       9
NY/363902.4

         In order to comply with the securities laws of certain states, if applicable, our shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

         The following table sets forth our historical ratio of earnings to combined fixed charges and preference dividends for the periods indicated:


                          Year Ended December 31,             Nine Months Ended


      1996        1997       1998       1999       2000          9/30/01
--------------------------------------------------------------------------------
      N/A         24:1        7:1        3:1        3:1            3:1
===============================================================================


         For the purposes of computing the ratio of earnings to fixed charges and preference dividends, earnings were calculated using income before minority interests, adding back total fixed charges less preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expense, minority interest in income of subsidiary, recurring fees and amortization of capitalized costs related to indebtedness and preference security dividend requirements of consolidated subsidiaries. There are no periods in which earnings were insufficient to cover combined fixed charges and preference dividends.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our annual report on Form 10-K for the fiscal year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York, and Greenberg Traurig, LLP, Philadelphia, Pennsylvania. The validity of the shares will be passed upon for us by Richards, Layton and Finger, P.A., Wilmington, Delaware.


                                       10
NY/363902.4

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 under the Securities Act to register the shares offered by this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding our Company. You may access the SEC's web site at http://www.sec.gov.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we are required to file reports, proxy statements and other information with the SEC. These materials can be copied and inspected at the locations described above. Copies of these materials can be obtained from the Public Reference Section of the SEC at 450 Judiciary Plaza, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our common shares are listed on the American Stock Exchange under the symbol "CHC."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 30, 2001 (SEC File No. 001-13237);

         o Our Quarterly Report on Form 10-Q for the period ended September 30, 2001, filed with the SEC on November 14, 2001 (SEC File No. 001-13237);

         o Our Quarterly Report on Form 10-Q for the period ended June 30, 2001, filed with the SEC on August 14, 2001 (SEC File No. 001-13237);

         o Our Quarterly Report on Form 10-Q for the period ended March 31, 2001, filed with the SEC on May 15, 2001 (SEC File No. 001-13237);

         o Our Definitive Proxy Statement dated April 30, 2001 on Schedule 14A prepared in connection with our Annual Meeting of Shareholders held on June 12, 2001 (SEC File No. 001-13237);


                                       11
NY/363902.4

         o Our Current Report on Form 8-K filed with the Commission on January 29, 2002 (SEC File No. 001-13237);

         o Our Current Report on Form 8-K filed with the Commission on January 25, 2002 (SEC File No. 001-13237);

         o Our Current Report on Form 8-K filed with the Commission on January 14, 2002 (SEC File No. 001-13237);

         o Our Current Report on Form 8-K filed with the Commission on January 7, 2002 (SEC File No. 001-13237);

         o Our Current Report on Form 8-K filed with the Commission on October 26, 2001 (SEC File No. 001-13237);

         o Our Current Report on Form 8-K filed with the Commission on October 22, 2001 (SEC File No. 001-13237);

         o Registration Statement on Form 10 and Form 10/A dated July 31, 1997 and filed on August 1, 1997; and as amended and filed on September 23, 1997 (SEC File No. 001-13237).

         You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

                  Charter Municipal Mortgage Acceptance Company

                               625 Madison Avenue

                            New York, New York 10022

                               Attn: Brenda Abuaf

                   Telephone requests may be directed to (212) 421-5333.

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

         Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document

                                       12
NY/363902.4
filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.


                                       13
NY/363902.4

                                  $400,000,000


                                CHARTER MUNICIPAL
                           MORTGAGE ACCEPTANCE COMPANY



                              --------------------


                                   Prospectus


                              --------------------





                                  ______, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

      Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting discounts and commissions) incurred in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the Commission registration fee.

Securities and Exchange Commission, registration fee.......$77,556
American Stock Exchange listing fee.........................17,500
Printing and engraving costs.................................1,000
Mailing expenses.............................................1,000
Accounting fees and expenses.................................6,000

Legal fees and expenses.....................................70,000
Miscellaneous expenses.......................................5,000

              Total.......................................$178,556
                                                          ========


Item 15. Indemnification of Trustees, Managers, and Officers

      Section 3817(a) of the Delaware Code authorizes a business trust to indemnify and hold harmless any trustee, or beneficial owner or other person from and against any and all claims and demands whatsoever. Section 14.1 of the Registrant's Amended and Restated Trust Agreement provides for the indemnification of directors and officers. Article XII of the Registrant's By-laws also provides for indemnification of its officers.


Item 16. Exhibits

1.1*      --     Underwriting Agreement

4.1**     --     Specimen Copy of Share Certificate for shares of
                 beneficial interest of the Registrant

5.1***    --     Opinion of Richards, Layton & Finger, P.A.
                 regarding the legality of the shares being registered.

12.1***   --     Statement regarding computation of Ratios of Earnings
                 to Fixed Charges

23.1***   --     Consent of Deloitte & Touche LLP

23.2***   --     Consent of Richards, Layton & Finger, P.A. (included
                 in the opinion filed as Exhibit 5.1)

24.1****  --     Power of Attorney.

- ---------------
*    To be filed by amendment.

** Incorporated by reference to the Registrant's Amendment No. 1 on Form 10/A to the Registrant's Registration Statement on Form 10, File No. 001-13237).

***  Filed herewith.

**** Previously filed.


Item 17. Undertakings

      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York on this 13th day of February, 2002.



                                      CHARTER MUNICIPAL MORTGAGE ACCEPTANCE
                                      COMPANY  (Registrant)


                                      By:/s/ Stuart J. Boesky
                                         --------------------------------------
                                         Stuart J. Boesky
                                         Managing Trustee,
                                         President and
                                         Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 has been signed by the following person on behalf of the Registrant and in the capacities and on the dates indicated:

        Signature                    Title                      Date
        ---------                    -----                      ----

*                            Managing Trustee, President
----------------------------   and Chief Executive Officer
Stuart J. Boesky                                              February 13, 2002

*
----------------------------
Peter T. Allen               Managing Trustee                 February 13, 2002

*
----------------------------
Arthur P. Fisch              Managing Trustee                 February 13, 2002

*
----------------------------   Managing Trustee and
Steven M. Ross               Chairman of the Board            February 13, 2002

*
----------------------------   Managing Trustee, Executive
Alan P. Hirmes               Vice President and Secretary     February 13, 2002


*
----------------------------
Michael J. Brenner           Managing Trustee                 February 13, 2002

*
----------------------------
Thomas W. White              Managing Trustee                 February 13, 2002

*By: /s/ Michael I. Wirth
     ----------------------- Chief Financial Officer, Chief
     Michael I. Wirth        Accounting Officer and           February 13, 2002
     Attorney-in-fact        Senior Vice President





                                       II-5